Cusip No. 89589P106                      13G                   Page 7 of 8 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 5, 1999
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               MORGAN  STANLEY DEAN WITTER & CO. AND MORGAN  STANLEY DEAN WITTER

               ADVISORS  INC. hereby  agree  that,  unless differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.



          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co. Incorporated


          MORGAN STANLEY DEAN WITTER ADVISORS INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Morgan Stanley Dean Witter
                         Advisors Inc.